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                               Counsellors at Law
                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000 - fax 617-526-5000


                                                                       EXHIBIT 5


                                              December 22, 1999

Millennium Pharmaceuticals, Inc.
75 Sidney Street
Cambridge, MA 02139

         Re:      LEUKOSITE, INC. AMENDED AND RESTATED 1993 STOCK OPTION PLAN


Ladies and Gentlemen:

         We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission, relating to an aggregate of 930,808 shares of common stock, $.001 par value per share (the "Shares"), of Millennium Pharmaceuticals, Inc., a Delaware corporation (the "Company"), issuable under the above referenced plan (the "Plan").

         We have examined the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, and amendments thereto, the Registration Statement, and originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings of the directors of the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents.

         Based upon and subject to the foregoing, we are of the opinion that the shares covered by the Registration Statement to be issued under the Plan have been duly and validly authorized for issuance, and when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.


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         We hereby consent to the filing of this opinion with the Securities and
Exchange Commission as an Exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Hale and Dorr LLP
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                                                     HALE AND DORR LLP